Exhibit 10.7
GOMEZ, INC.
2005 STOCK INCENTIVE PLAN
(INCLUDING THE ENTERPRISE MANAGEMENT INCENTIVE SUBPLAN 2005)
Approved by the Board of Directors on September 06, 2005
     1. Purpose. This 2005 Stock Incentive Plan (the “Plan”) is intended to provide incentives: (a) to the officers and other employees of Gomez, Inc., a Delaware corporation (the “Company”), and any present or future parent or subsidiaries of the Company (collectively, “Related Corporations”) by providing them with opportunities to purchase stock in the Company pursuant to options granted hereunder which qualify as “incentive stock options” under Section 422(b) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) (“ISO” or “ISOs”), or, for any officers or other employees in the United Kingdom, with “enterprise management incentive” options in accordance with Schedule 5 of the U.K. Income Tax (Earnings and Pensions) Act 2003, as amended (the “Income Tax Act”) (“EMI” or “EMIs”); (b) to directors, officers, employees, consultants and advisors of the Company and Related Corporations by providing them with opportunities to purchase stock in the Company pursuant to options granted hereunder which do not qualify as ISOs (“Non-Qualified Option” or “Non- Qualified Options”); (c) to directors, officers, employees, consultants and advisors of the Company and Related Corporations by providing them with opportunities to receive awards of stock in the Company whether such stock awards are in the form of bonus shares, deferred stock awards, or of performance share awards (“Awards”); and (d) to directors, officers, employees, consultants and advisors of the Company and Related Corporations by providing them with opportunities to make direct purchases of restricted stock in the Company (“Restricted Stock Purchases”). Both ISOs and Non-Qualified Options are referred to hereafter individually as an “Option” and collectively as “Options”. Options, Awards and authorizations to make Restricted Stock Purchases are referred to hereafter individually as a “Stock Right” and collectively as “Stock Rights”. As used herein, the terms “parent” and “subsidiary” mean “parent corporation” and “subsidiary corporation”, respectively, as those terms are defined in Section 424 of the Code.
     2. Administration of the Plan.
     A. Board or Committee Administration. The Plan shall be administered by the Board of Directors of the Company (the “Board”). The Board may appoint a Compensation Committee or a Stock Incentive Plan Committee (as the case may be, the “Committee”) of two (2) or more of its members to administer the Plan and to grant Stock Rights hereunder, provided such Committee is delegated such powers in accordance with applicable state law. (All references in this Plan to the “Committee” shall mean the Board if no such Compensation Committee or Stock Incentive Plan Committee has been so appointed). If the Company registers any class of any equity security pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Plan shall be administered in accordance with the applicable rules set forth in Rule 16b-3 or any successor provisions of the Exchange Act (“Rule 16b-3”). From and after the date the Company becomes subject to Section 162(m) of the Code with respect to compensation earned under this Plan, each member of the Committee shall also be an “outside director” within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder.

     B. Authority of the Committee. Subject to the terms of the Plan, the Committee shall have the authority to: (i) determine the employees of the Company and Related Corporations (from among the class of employees eligible under Paragraph 3 to receive ISOs) to whom ISOs may be granted, and to determine (from among the class of individuals and entities eligible under Paragraph 3 to receive Non-Qualified Options and Awards and to make Restricted Stock Purchases) to whom Non-Qualified Options, Awards and authorizations to make Restricted Stock Purchases may be granted; (ii) determine the time or times at which Options or Awards may be granted or Restricted Stock Purchases made; (iii) determine the exercise price of shares subject to each Option, which price shall not be less than the minimum price specified in Paragraph 6, and the purchase price of shares subject to each Restricted Stock Purchase; (iv) determine whether each Option granted shall be an ISO or a Non-Qualified Option; (v) determine (subject to Paragraph 7) the time or times when each Option shall become exercisable and the duration of the exercise period; (vi) determine whether restrictions such as repurchase options and “drag along” rights and rights of first refusal are to be imposed on shares subject to Options, Awards and Restricted Stock Purchases and the nature of such restrictions, if any; (vii) impose such other terms and conditions with respect to capital stock issued pursuant to Stock Rights not inconsistent with the terms of this Plan as it deems necessary or desirable; and (viii) interpret the Plan and prescribe and rescind rules and regulations relating to it.
     If the Committee determines to issue a Non-Qualified Option, the Committee shall take whatever actions it deems necessary, under the Code and the regulations promulgated thereunder, to ensure that such Option is not treated as an ISO. The interpretation and construction by the Committee of any provisions of the Plan or of any Stock Right granted under it shall be final unless otherwise determined by the Board. The Committee may from time to time adopt such rules and regulations for carrying out the Plan as it may deem best. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Stock Right granted under it.
     C. Delegation of Authority to Grant Awards to Officer. Without limiting the foregoing, the Board, in its discretion, may also delegate to a single officer of the Company who is a member of the Board (to the extent consistent with state law) all or part of the Board’s or Committee’s authority and duties with respect to the granting of Stock Rights to individuals who are not subject to the reporting and other provisions of Section 16 of the Exchange Act or “covered employees” within the meaning of Section 162(m) of the Code, subject to such limitations as the Board or the Committee deems appropriate, including without limitation as to the amount of Stock Rights that may be granted during the period of delegation, and guidelines as to the determination of the exercise price of any Option, the purchase price of other Stock Rights and the setting of vesting schedules or criteria. Such officer (the “Delegated Officer”) shall act as a one member committee of the Board, and shall in any event be subject to the same limitations as are applicable to the Committee. References to the Committee in this Plan shall also include the Delegated Officer, but only to the extent consistent with the authorities and duties delegated to the Delegated Officer by the Board. The Board may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Delegated Officer that were consistent with the terms of the Plan.
     D. Committee Actions. The Committee may select one of its members as its chairman and shall hold meetings at such time and places as it may determine. Acts by a majority of the Committee, acting at a meeting (whether held in person or by teleconference), or acts reduced to or approved in writing by all of the members of the Committee, shall be the valid acts of the Committee. From time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies however caused, or remove all members of the Committee and thereafter directly administer the Plan, subject to compliance with Paragraph 2A.
     E. Grant of Stock Rights to Board Members. Stock Rights may be granted to members of the Board, subject to compliance with Rule 16b-3 when required by Paragraph 2A. All grants of Stock Rights to members of the Board shall in all respects be made in accordance with the provisions of this Plan applicable to other eligible persons.
     3. Eligible Employees and Others. ISOs may be granted to any employee of the Company or any Related Corporation. Those officers and directors of the Company who are not employees may not be granted ISOs under the Plan. Non-Qualified Options, Awards and authorizations to make Restricted Stock Purchases may be granted to any employee, officer or director (whether or not also an employee) of or consultant or advisor to the Company or any Related Corporation. The Committee may take into consideration a recipient’s individual circumstances in determining whether to grant a Stock Right. Granting a Stock Right to any individual or entity shall neither entitle that individual or entity to, nor disqualify him from, participation in any other grant of Stock Rights. For so long as the Company is a “qualifying company” as defined by Part 3 of Schedule 5 of the Income Tax Act, all U.K. employees who are “eligible employees” as defined in Part 4 of Schedule 5 of the Income Tax Act may be granted EMIs, and all such options shall be issued pursuant to and governed by the Company’s Enterprise Management Incentive Subplan 2005, attached hereto as Appendix 1 (the “EMI Subplan”).
     4. Stock. The stock subject to Stock Rights shall be authorized but unissued shares of Common Stock of the Company, $.001 par value (the “Common Stock”), or shares of Common Stock reacquired by the Company in any manner. The aggregate number of shares which may be issued pursuant to the Plan, including any shares which may be issued pursuant to the EMI Subplan, is 2,340,655 , subject to adjustment as provided in Paragraph 13, provided, however, that of such 2,340,655 shares, 216,076 shares are reserved and the Company may only issue a Stock Right or EMI for such reserved shares upon the cancellation of Stock Rights for a corresponding number of shares under the Company’s 2001 Stock Plan. Any such shares may be issued pursuant to the exercise of ISOs, Non Qualified Options or EMIs, or pursuant to Restricted Stock Purchases or Awards, so long as the aggregate number of shares so issued does not exceed such number, as adjusted.
     5. Granting of Stock Rights. Stock Rights may be granted under the Plan at any time after September 06, 2005 and prior to September 06, 2015. The date of grant of a Stock Right under the Plan will be the date specified by the Committee at the time it grants the Stock Right or such date that is specified in the instrument or agreement evidencing such Stock Right; provided, however, that such date shall not be prior to the date on which the Committee acts to approve the grant and that with respect to an ISO grant such date shall not be earlier than the date of commencement of employment of the employee granted the ISO. The Committee shall have the right, with the consent of the optionee, to convert an ISO granted under the Plan to a Non-Qualified Option pursuant to Paragraph 17.

     6. Minimum Option Price; ISO Limitations.
     A. Price for Options. The exercise price per share specified in the agreement relating to each Option granted under the Plan shall not be less than the fair market value per share of Common Stock on the date of such grant. In the case of an ISO to be granted to an employee owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Related Corporation, the price per share specified in the agreement relating to such ISO shall not be less than one hundred ten percent (110%) of the fair market value per share of Common Stock on the date of grant.
     B. $100,000 Annual Limitation on ISOs. Each eligible employee may be granted ISOs only to the extent that, in the aggregate under this Plan and all other incentive stock option plans of the Company and any Related Corporation, such ISOs do not become exercisable for the first time by such employee during any calendar year in a manner which would entitle the employee to purchase more than $100,000 in fair market value (determined at the time the ISOs were granted) of Common Stock in that year. Any Options granted to an employee in excess of such amount will be granted as Non-Qualified Options.
     C. Determination of Fair Market Value. If, at the time an Option is granted under the Plan, the Company’s Common Stock is publicly traded, “fair market value” shall be determined as of the last business day for which the prices or quotes discussed in this sentence are available prior to the date such Option is granted and shall mean (i) the average (on that date) of the high and low prices of the Common Stock on the principal national securities exchange on which the Common Stock is traded, if the Common Stock is then traded on a national securities exchange; or (ii) the last reported sale price (on that date) of the Common Stock on the NASDAQ National Market List, if the Common Stock is not then traded on a national securities exchange; or (iii) the closing bid price (or average of bid prices) last quoted (on that date) by an established quotation service for over-the-counter securities, if the Common Stock is not then traded on a national securities exchange and is not reported on the NASDAQ National Market List. However, if the Common Stock is not publicly traded at the time an Option is granted under the Plan, “fair market value” shall be deemed to be the fair value of the Common Stock as determined by the Committee or the Board after taking into consideration all factors in good faith it deems appropriate, including, without limitation, recent sale and offer prices of the Common Stock or other equity securities of the Company in private transactions negotiated at arm’s length, if any.
     7. Option Duration. Subject to earlier termination as provided in Paragraphs 9, 10, and 13B, each Option shall expire on the date specified by the Committee and set forth in the original stock option agreement granting such Option, but not more than ten years from the date of grant. Notwithstanding the foregoing, in the case of ISOs granted to an employee owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Related Corporation, such ISOs shall expire not more than five years from the date of grant. Non-Qualified Options shall expire on the date specified in the agreement granting such Non-Qualified Options, subject to extension as determined by the Committee. ISOs, or any part thereof, that have been converted into Non-Qualified Options may be extended as provided in Paragraph 17.

     8. Exercise of Option. Subject to the provisions of Paragraphs 9 through 13, each Option granted under the Plan shall be exercisable as follows:
     A. Vesting. Unless otherwise specified by the Committee and subject to Paragraphs 9 and 10 with respect to ISOs, Options granted to employees shall vest in accordance with the following schedule: (a) as to one-quarter (1/4) of the shares subject to the Option, on the first annual anniversary of the date of grant and (b) as to the remaining three-quarters (3/4) of the shares subject to the Option, in 36 equal monthly installments beginning on the first day of the first month following such anniversary. The Committee may also specify such other conditions precedent as it deems appropriate to the exercise of an Option.
     B. Full Vesting of Installments. Once an installment becomes exercisable it shall remain exercisable until expiration or termination of the Option, unless otherwise specified by the Committee.
     C. Partial Exercise. Each Option or installment may be exercised at any time or from time to time, in whole or in part, for up to the total number of shares with respect to which it is then exercisable, provided that the Committee may specify a certain minimum number or percentage of the shares issuable upon exercise of any Option that must be purchased upon any exercise.
     D. Acceleration of Vesting. The Committee shall have the right to accelerate the date of exercise of any installment of any Option, despite the fact that such acceleration may (i) cause the application of Sections 280G and 4999 of the Code if an Acquisition, as defined below in Paragraph 13B, occurs, or (ii) disqualify all or part of the Option as an ISO.
     9. Termination of Employment. Subject to the provisions of Paragraph 13B, if an ISO optionee ceases to be employed by the Company and all Related Corporations other than by reason of death or disability as defined in Paragraph 10, no further installments of his ISOs shall become exercisable following the date of such cessation of employment, and his ISOs shall terminate after the passage of thirty (30) days from the date of termination of his employment, but in no event later than on their specified expiration dates, except to the extent that such ISOs (or unexercised installments thereof) have been converted into Non-Qualified Options pursuant to Paragraph 17. Nothing in the Plan shall be deemed to give any grantee of any Stock Right the right to be retained in employment or other service by the Company or any Related Corporation for any period of time.
     Notwithstanding anything contained in this Paragraph 9 to the contrary, the Board or Committee may establish rules in particular stock option agreements with respect to Misconduct, as defined below, committed by a grantee of a Stock Right.
     “Misconduct” shall mean any one or more of the following: (i) the commission of an act of embezzlement, fraud or dishonesty; (ii) the deliberate disregard of the rules or policies of the Company or any Related Corporation which results in material loss, damage or injury to the Company or any Related Corporation, whether directly or indirectly; (iii) the unauthorized disclosure of any trade secret or confidential information of the Company or any Related Corporation; (iv) the breach by the optionee of any agreement with the Company or any Related Corporation, including without limitation any noncompetition agreement between the optionee and the Company or any Related Corporation; or (v) the willful failure by the optionee to perform his or her material responsibilities to the Company or any Related Corporation.
     10. Death; Disability.
     A. Death. If an ISO optionee ceases to be employed by the Company and all Related Corporations by reason of his death, or if the employee dies within the thirty (30) day period after the employee ceases to be employed by the Company and all Related Corporations, any ISO of his may be exercised, to the extent of the number of shares with respect to which he could have exercised it on the date of his death, by his estate, personal representative or beneficiary who has acquired the ISO by will or by the laws of descent and distribution, at any time prior to the earlier of the specified expiration date of the ISO or one (1) year from the date of such optionee’s death.
     B. Disability. If an ISO optionee ceases to be employed by the Company and all Related Corporations by reason of his disability, he shall have the right to exercise any ISO held by him on the date of termination of employment, to the extent of the number of shares with respect to which he could have exercised it on that date, at any time prior to the earlier of the specified expiration date of the ISO or one (1) year from the date of the termination of the optionee’s employment. For the purposes of the Plan, the term “disability” shall mean “permanent and total disability” as defined in Section 22(e)(3) of the Code or successor statute.
     11. Assignability. Except for Non-Qualified Options which may be transferred for estate planning purposes to the extent provided in the instrument or agreement granting such Non-Qualified Options, no Stock Right shall be assignable or transferable by the grantee except by will or by the laws of descent and distribution, and during the lifetime of the grantee each Stock Right shall be exercisable only by him. No Stock Right, and no right to exercise any portion thereof, shall be subject to execution, attachment, or similar process, assignment, or any other alienation or hypothecation. Upon any attempt so to transfer, assign, pledge, hypothecate, or otherwise dispose of any Stock Right, or of any right or privilege conferred thereby, contrary to the provisions thereof or hereof or upon the levy of any attachment or similar process upon any Stock Right, right or privilege, such Stock Right and such rights and privileges shall immediately become null and void. The foregoing shall not be construed to restrict the ability to assign or transfer shares of Common Stock issued upon the exercise or award of a Stock Right to the extent that the instrument or agreement granting such Stock Right permits such assignment or transfer.
     12. Terms and Conditions of Stock Rights. Stock Rights shall be evidenced by instruments (which need not be identical) in such forms as the Committee may from time to time approve. Such instruments shall conform to the terms and conditions set forth in this Plan to the extent applicable and may contain such other provisions as the Committee deems advisable which are not inconsistent with the Plan. Without limiting the foregoing, such provisions may include transfer restrictions, rights of refusal, vesting provisions, repurchase rights, lock-up provisions, drag-along rights and such other restrictions with respect to shares of Common Stock issuable upon exercise of Stock Rights as the Committee may deem appropriate. In granting any Non-Qualified Option, the Committee may specify that such Non-Qualified Option shall be subject to the restrictions set forth herein with respect to ISOs, or to such other termination, cancellation or other provisions as the Committee may determine. The Committee may from time to time confer authority and responsibility on one or more of its own members and/or one or more officers of the Company to execute and deliver such instruments. The proper officers of the Company are authorized and directed to take any and all action necessary or advisable from time to time to carry out the terms of such instruments.
     13. Adjustments. Upon the occurrence of any of the following events, an optionee’s rights with respect to Options granted to him hereunder shall be adjusted as hereinafter provided, unless otherwise specifically provided in the written agreement between the optionee and the Company relating to such Option:
     A. Stock Dividends and Stock Splits. If the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, the number of shares of Common Stock deliverable upon the exercise of Options shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or stock dividend.
     B. Consolidations, Mergers or Sales of Assets or Stock. If the Company is to be consolidated with or acquired by another person or entity in a merger or similar event, or if all or substantially all of the Company’s assets or stock are sold or leased to a third party (an “Acquisition”), the Committee or the board of directors of any entity surviving the Acquisition or purchasing the Company’s assets or stock in such Acquisition (the “Successor Board”) shall, with respect to outstanding Options or shares acquired upon exercise of any Option, take one or more of the following actions: (i) make appropriate provision for the continuation of such options by substituting on an equitable basis (as reasonably determined by the Committee or Successor Board) for each share then subject to such Options the consideration payable to the holders of Common Stock in connection with the Acquisition for each share of Common Stock outstanding prior to such Acquisition; (ii) accelerate the date of exercise of such Options or of any installment of any such Options; (iii) upon written notice to the optionees, provide that all Options must be exercised, to the extent then exercisable, within a specified number of days of the date of such notice, at the end of which period the Options shall terminate; (iv) terminate all vested Options in exchange for a cash payment equal to the excess of the fair market value (as reasonably determined by the Committee or Successor Board) of the shares subject to such Options (to the extent then exercisable) over the exercise price thereof; or (v) in the event of a stock sale, require that the optionee sell to the purchaser to whom such stock sale is to be made, all shares previously issued to such optionee upon exercise of any Option, at a price equal to the portion of the net consideration from such sale which is attributable to such shares (as reasonably determined by the Committee or the Successor Board).
     If, in connection with an acceleration of Options upon an Acquisition, a tax under Section 4999 of the Code would be imposed on the grantee of any Stock Right (after taking into account the exceptions set forth in Sections 280G(b)(4) and 280G(b)(5) of the Code), and the grantee, on an after-tax basis (taking into account such tax) would receive greater net compensation by not having any or all of such Stock Rights accelerate, then at the discretion of the Committee, the number of Stock Rights of any such grantee which otherwise would become immediately exercisable, realizable or vested as permitted in this Section 13 (or such provision of any other agreement or instrument governing such Stock Right that provides for such an acceleration in connection with an Acquisition) may be reduced (or delayed), to the extent necessary to maximize such net compensation. For purposes of determining “net compensation” under this paragraph, the amount of compensation considered to be realized by the grantee of any Stock Right as a result of the acceleration of the vesting of such Stock Right shall be determined in accordance with the principles set forth in the Treasury Regulations under Section 280G of the Code for determining the amount of any “parachute payment” resulting from the acceleration of vesting of restricted stock, a stock option or any other unvested stock right.
     C. Recapitalization or Reorganization. If a recapitalization or reorganization of the Company (other than a transaction described in Subparagraph B above) occurs, pursuant to which securities of the Company or of another entity are issued with respect to the outstanding shares of Common Stock, an optionee, upon exercising an Option, shall be entitled to receive for the purchase price paid upon such exercise the securities he would have received if he had exercised his Option prior to such recapitalization or reorganization and had been the owner of the Common Stock receivable upon such exercise at such time.
     D. Modification of ISOs. Notwithstanding the foregoing, any adjustments made pursuant to the foregoing Subparagraphs A, B or C with respect to ISOs shall be made only after the Committee, after consulting with counsel for the Company, determines whether such adjustments would constitute a “modification” of such ISOs (as that term is defined in Section 424 of the Code or any successor thereto) or would cause any adverse tax consequences for the holders of such ISOs. If the Committee determines that such adjustments made with respect to ISOs would constitute a modification of such ISOs, it may refrain from making such adjustments.
     E. Issuances of Securities and Non-Stock Dividends. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to Options. No adjustments shall be made for dividends paid in cash or in property other than securities of the Company (and, in the case of securities of the Company, such adjustments shall be made pursuant to the foregoing Subparagraph A).
     F. Fractional Shares. No fractional shares shall be issued under the Plan, and the optionee shall receive from the Company cash in lieu of such fractional shares.
     G. Adjustments. Upon the happening of any of the foregoing events described in Subparagraphs A, B or C above, the class and aggregate number of shares set forth in Paragraph 4 hereof that are subject to Stock Rights which previously have been or subsequently may be granted under the Plan shall also be appropriately adjusted to reflect the events described in such Subparagraphs. The Committee or the Successor Board, as applicable, shall determine the specific adjustments to be made under this Paragraph 13 and its determination shall be conclusive.
     If any person or entity owning Common Stock obtained by exercise of a Stock Right made hereunder receives shares or securities or cash in connection with a corporate transaction described in Subparagraphs A, B or C above as a result of owning such Common Stock, except as otherwise provided in Subparagraph B, such shares or securities or cash shall be subject to all of the conditions and restrictions applicable to the Common Stock with respect to which such shares or securities or cash were issued, unless otherwise determined by the Committee or the Successor Board.
     14. Means of Exercising Options. An Option (or any part or installment thereof) shall be exercised by giving written notice to the Company at its principal office address. Such notice shall identify the Option being exercised and specify the number of shares as to which such Option is being exercised, accompanied by full payment of the purchase price therefor either (a) in United States dollars in cash or by check, or (b) at the discretion of the Committee, by delivery of an irrevocable and unconditional undertaking, satisfactory in form and substance to the Company, by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price, or delivery to the Company of a copy of irrevocable and unconditional instructions, satisfactory in form and substance to the Company, to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price, or (c) at the discretion of the Committee, by any combination of (a) and (b) above. The holder of an Option shall not have the rights of a shareholder with respect to the shares covered by his Option until the date of issuance of a stock certificate to him for the shares subject to the Option. Except as expressly provided above in Paragraph 13 with respect to changes in capitalization and stock dividends, no adjustment shall be made for dividends or similar rights for which the record date is before the date such stock certificate is issued.
     15. Term and Amendment of Plan. The Plan shall expire on September 06, 2015 (except as to Options outstanding on that date). Subject to the provisions of Paragraph 5 above, Options may be granted under the Plan prior to the date of stockholder approval of the Plan. The Board may terminate or amend the Plan in any respect at any time, except that:
     (a) the total number of shares that may be issued under the Plan may not be increased (except by adjustment pursuant to Paragraph 13);
     (b) the provisions of Paragraph 3 regarding eligibility for grants of ISOs may not be modified;
     (c) the provisions of Paragraph 6(B) regarding the exercise price at which shares may be offered pursuant to ISOs may not be modified (except by adjustment pursuant to Paragraph 13); and
     (d) the expiration date of the Plan may not be extended,
     without the approval of the stockholders obtained within 12 months before or after the Board adopts a resolution authorizing any of the foregoing actions.
     16. Section 162(m)
     Notwithstanding anything herein to the contrary, no Stock Right shall become exercisable, vested or realizable if such Stock Right is granted to an employee that is a “covered employee” as defined in Section 162(m) of the Code and the Committee has determined that such Stock Right should be structured so that it is not “applicable employee remuneration” under such Section 162(m) unless and until the terms of this Plan, including any amendment hereto, have been approved by the Company’s stockholders in the manner and to the extent required under such Section 162(m).

     17. Amendment of Stock Rights. The Board or Committee may amend, modify or terminate any outstanding Stock Rights including, but not limited to, substituting therefor another Stock Right of the same or a different type, changing the date of exercise or realization, and converting an ISO to a Non-Qualified Option, provided, that, except as otherwise provided in Paragraphs 8, 9, 10 or 13, the grantee’s consent to such action shall be required unless the Board or Committee determines that the action, taking into account any related action, would not materially and adversely affect the grantee.
     18. Application of Funds. The proceeds received by the Company from the sale of shares pursuant to Options granted and Restricted Stock Purchases authorized under the Plan shall be used for general corporate purposes.
     19. Governmental Regulation. The Company’s obligation to sell and deliver shares of the Common Stock under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such shares.
     20. Withholding of Additional Income Taxes. Upon the exercise of a Non-Qualified Option, the making of a Restricted Purchase of Common Stock for less than its fair market value, the granting of an Award, the making of a Disqualifying Disposition (as defined in Paragraph 21) or the vesting of restricted Common Stock acquired on the exercise of a Stock Right hereunder, the Company, in accordance with Section 3402(a) of the Code, may require the optionee or purchaser to pay additional withholding taxes in respect of the amount that is considered compensation includible in such person’s gross income. The Committee in its discretion may condition (i) the exercise of an Option, (ii) the making of a Restricted Stock Purchase of Common Stock for less than its fair market value, (iii) the granting of an award, or (iv) the vesting of restricted Common Stock acquired by exercising a Stock Right, on the grantee’s payment of such additional withholding taxes.
     21. Notice to Company of Disqualifying Disposition. Each employee who receives an ISO must agree to notify the Company in writing immediately after the employee makes a Disqualifying Disposition of any Common Stock acquired pursuant to the exercise of an ISO. A “Disqualifying Disposition” is any disposition (including any sale) of such Common Stock before the later of (a) two years after the date the employee was granted the ISO, or (b) one year after the date the employee acquired Common Stock by exercising the ISO. If the employee has died before such stock is sold, these holding period requirements do not apply and no Disqualifying Disposition can occur thereafter.
     22. Governing Law; Construction. The validity and construction of the Plan and the instruments evidencing Options shall be governed by the laws of the state of Delaware. In construing this Plan, the singular shall include the plural and the masculine gender shall include the feminine and neuter, unless the context otherwise requires.
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APPENDIX I
GOMEZ, INC.
ENTERPRISE MANAGEMENT INCENTIVE SUBPLAN 2005

GOMEZ, INC.
ENTERPRISE MANAGEMENT INCENTIVE
(“EMI”)
PLAN 2005
RULES OF THE PLAN
Ernst & Young LLP, 1 More London Place, London, SE1 2AF

RULES OF THE GOMEZ, INC.
ENTERPRISE MANAGEMENT INCENTIVE (“EMI”) PLAN 2005
CONTENTS
Rule

1.	Definitions and Interpretation

2.	Grant of Options

3.	Vesting of Options

4.	Individual Limits

5.	Plan Limits

6.	Rights of Exercise and Lapse of Options

7.	Method of Exercise of Vested Options

8.	Change in Control of the Company

9.	Dissolution or Liquidation of the Company

10.	Variation of Share Capital, Adjustments, Drag Along, Repurchase Rights, Right of First Refusal

11.	Administration

12.	Amendments

13.	General

2

RULES OF THE GOMEZ, INC.
ENTERPRISE MANAGEMENT INCENTIVE (“EMI”) PLAN 2005
1. Definitions and Interpretation
In this Plan, the following words and expressions shall, where the context so permits, have the following meanings:

“the Act”	The Income Tax (Earnings and Pensions) Act 2003;

“Board of Directors”	the Board of Directors for the time being of the Company or, if applicable, a duly authorised Committee thereof;

“Committed Time”	the meaning given in Paragraph 26 of Schedule 5;

“the Company”	Gomez, Inc. a Delaware Corporation;

“Connected Person”	the meaning given by Section 839 of the Taxes Act;

“Control” and cognate expressions	the meaning given by Section 840 of the Taxes Act;

“Date of Grant”	the date on which an Option is granted as evidenced by the Option Agreement;

“Disqualifying Event”	an event specified in Sections 534 to 539 inclusive of the Act which causes an EMI Option to cease to satisfy the requirements of Schedule 5;

“Eligible Individual”	an individual:

1.	who is a bona fide employee of the Company or a Qualifying Subsidiary;

2.	whose Committed Time is at least 25 hours per week, or, if less, 75% of his Working Time; and

3.	who is not precluded from such participation by paragraphs 28 to 33 inclusive of Schedule 5 (no material interest)

“EMI Option”	an Option which is a qualifying option within the meaning given in Paragraph 1 of Schedule 5;

“Employee”	an individual who is a bona fide employee of the Company or a Group Company

“Employer Company”	the Group Company by reference to which the Committed Time requirement is met by the Eligible Individual;

“Exercise Price”	the price determined by the Board of Directors at which each Share subject to an EMI Option may be acquired (subject to Rule 11 — variation of share capital) and either:

1.	specified at the Date of Grant; or

2.	to be determined at a later date by reference to a formula specified at the Date of Grant,

provided that it shall not be less than the par value of a Share;

“Group Company”	the Company or any Subsidiary of the Company;

“Market Value”	on any day the market value of a Share determined in accordance with paragraphs 5, 55 and 56 of Schedule 5:

“Option”	a right to acquire Shares pursuant to this Plan and such term includes EMI Options and Unapproved Options except where the context otherwise admits;

“Optionholder”	an individual to whom an Option has been granted which has neither lapsed nor been surrendered or exercised;

“the Option Agreement”	the agreement in writing granting an Option pursuant to this Plan entered into by an Employee and the Company in such form as the Board of Directors shall from time to time determine (and which in the case of an EMI Option complies with Paragraph 37 of Schedule 5);

“Personal Representatives”	in relation to the Optionholder the legal personal representatives of the Optionholder (being either the executives of the Optionholder’s will to whom a valid grant of probate has been made or if the Optionholder dies interstate the duly appointed administrator(s) of the Optionholder’s estate) who have provided to the Board of Directors satisfactory evidence of their appointment as such;

“this Plan”	The Gomez, Inc. Enterprise Management Incentive Plan 2005, as amended from time to time;

“Qualifying Exchange of Shares”	the meaning given in Paragraph 40 of Schedule 5;

“Qualifying Subsidiary”	the meaning given in Paragraph 11 of Schedule 5;

“Rules”	the rules of this Plan as amended from time to time;

“Schedule 5”	Schedule 5 to the Act;

“Shares”	shares of the Company’s common stock, $0.0001 par value per share which are non-redeemable, fully paid ordinary shares within the meaning of Paragraph 35 of Schedule 5 and the expression “Share” shall be construed accordingly. The Shares issued under the Plan may be authorised and unissued shares or shares held by the Company in its treasury, or both;

“Subsidiary”	any company which the Company Controls (on its own or together with any Connected Person);

“Taxes Act”	the Income and Corporation Taxes Act 1988;

“Unapproved Option”	an Option which at the Date of Grant is not an EMI Option;

“Vest”	in relation to an Option, and subject to the satisfaction (or waiver) of any conditions imposed pursuant to Rule 3.5, the crystallisation of the Optionholder’s right to exercise such Option (or part thereof) (and “Vests”, “Vesting” and “Vested” shall be construed accordingly);

“Vested Option”	an Option (or part thereof) which has Vested;

“Vesting Schedule”	the Vesting Schedule attached to the Option Agreement; and

“Working Time”	the meaning given in Paragraph 27 of Schedule 5.
The Interpretation Act 1978 shall apply hereto as it does to an Act of Parliament. Any references to any statutory provision are to that provision as amended or re-enacted from time to time. Unless the context otherwise requires, words in the singular shall include the plural and vice versa, and words importing the masculine gender shall include the feminine and vice versa and the headings set out below are for guidance only and shall not be used as an aid to the construction of these provisions.
2. Grant of Options
2.1	Subject to Rules 2.2 to 2.3, 2.7 to 2.8, the Company may at any time or times grant an Option to an Employee.

2.2	The Company may grant an EMI Option for commercial reasons in order recruit or retain an Employee only if he is also an Eligible Individual.

2.3	Where the Company grants an Option to an Employee who is not an Eligible Individual, that Option shall be an Unapproved Option.

2.4	The right to exercise an Option may be subject to conditions imposed by the Company in accordance with Rule 3.

2.5	As soon as practicable after the Company decides to grant an Option to an Employee the Company and the Employee shall enter into an enforceable Option Agreement which shall state:
(a)	the Date of Grant of the Option;

(b)	that the Option is an EMI Option or an Unapproved Option (as the case may be);

(c)	(in respect of an EMI Option) that the Option is granted under the provisions of Schedule 5;

(d)	the number, or maximum number, of Shares that may be acquired;

(e)	the Exercise Price payable for each Share subject to the Option or the method by which that price is to be determined;

(f)	any conditions imposed by the Board of Directors pursuant to Rule 3.5;

(g)	when and how the Option may be exercised
and in the case of an EMI Option such Option Agreement shall include any other details required pursuant to Paragraph 37 of Schedule 5.

2.6	Subject to the right of a deceased Optionholder’s Personal Representatives to exercise an Option in accordance with Rule 6.4, every Option shall be personal to the Employee to whom it is granted and shall not be capable of being transferred, assigned or charged or otherwise alienated.

2.7	The Company may grant an EMI Option to an Eligible Individual only if all of the following conditions are satisfied immediately prior to the grant of the proposed EMI Option:
(a)	the Board of Directors have satisfied themselves that it is being granted for commercial reasons in order to recruit or retain the Eligible Individual and not as part of a scheme or arrangement the main purpose, or one of the main purposes, of which is the avoidance of tax;

(b)	the Company meets the independence requirements of Paragraph 9 of Schedule 5;

(c)	the Company meets the trading activities requirements of paragraph 13 of Schedule 5 (where it has no Subsidiaries) or Paragraph 14 of Schedule 5 (where it has one or more Subsidiaries);

(d)	the gross assets of the Company do not exceed £30 million (or such other amount as may at that time be specified in Paragraph 12 of Schedule 5). For these purposes “gross assets” means:
(i)	the sum of all the fixed and current assets of the Company; or

(ii)	if the Company is a member of a group of companies, the sum of the fixed and current assets of all the Group Companies excluding any member’s rights against, or shares in or securities of, another Group Company).
determined in accordance with Inland Revenue Statement of Practice 2/00 or its successors; and
(e)	the qualifying subsidiaries requirement of Paragraph 10 of Schedule 5 is satisfied by the Company.
2.8	An Option shall not be granted unless the Company is satisfied at the relevant time (if then applicable) that such grant would not be in breach of any applicable laws, codes or regulations relating to the acquisition of securities by Employees including the internal code of the Company.
3. Vesting of Options
3.1	When granting an Option, the Company may, if in its discretion it thinks fit, determine any dates or dates prior to the day before the tenth anniversary of its Date of Grant on which the Option will Vest in whole or in part, and where on any date only part Vests, the number of Shares in respect of which it so Vests. Such date or dates being set out in a Vesting Schedule attached to the relevant Option Agreement.

3.2	Subject to Rule 3.3, 6.4, 6.6 and 8, no Option shall Vest or Vest further (as the case may be) following the date on which the Optionholder ceases to hold any office or employment with a Group Company.

3.3	The Board of Directors may, if in its discretion it thinks fit, have the right to accelerate the Vesting of an Option under the Plan.

3.4	Where in relation to any Option no Vesting Schedule has been imposed pursuant to Rule 3.1, that Option shall Vest in full at the Date of Grant.

3.5	In addition, the right to exercise an Option may be conditional upon the satisfaction of an objective performance condition imposed by the Company at the Date of Grant as set out in the Option Agreement, provided that such performance condition is capable of being satisfied within ten years of the Date of Grant. At the discretion of the Board of Directors, any such condition shall cease to apply in any of the circumstances set out in Rule 6.4 (Death), Rule 6.6 (injury, ill health or disability) and Rule 8 (Change in Control).

3.6	If, after the Company has imposed any performance condition to be satisfied pursuant to Rule 3.5, events occur which cause the Board of Directors to consider that such condition has become unreasonable, unfair or impractical, the Company may, in its discretion (provided such discretion is exercised fairly and reasonably) amend, relax or waive such conditions provided that any condition which is amended or relaxed will be no more and no less difficult to satisfy than when it was originally imposed or last amended or relaxed.

3.7	The Company shall notify all relevant Optionholders in writing of any amendment, relaxation or waiver of any conditions made pursuant to Rule 3.6.
4. Individual limits
4.1	Any EMI Option granted to an Eligible Individual shall be limited and take effect so that immediately following such grant, the aggregate Market Value of Shares subject to all unexercised Relevant Options (as defined in Rule 4.4(a)) held by the Eligible Individual shall not exceed £100,000 (or such other amount as may from time to time be specified in paragraph 5 of Schedule 5).

4.2	Rule 4.3 shall apply where an Eligible Individual has been granted Relevant Options over Shares having a total Market Value of £100,000 (or such other amount as may from time to time be specified in paragraph 6 of Schedule 5), irrespective of whether any of those Relevant Options have been exercised or released.

4.3	Where this Rule applies, no EMI Option may be granted to the Eligible Individual in question during the period of three years immediately following the grant of the last Relevant Option.

4.4	For the purposes of this Rule 4:
(a)	the term “Relevant Options” shall include
(i)	all EMI Options,

(ii)	any other qualifying options within the meaning given in paragraph 1 of Schedule 5 that were granted to the Eligible Individual in question by reason of his employment with any Group Company; and for the purposes of Rule 4.1 only,

(iii)	any options granted under a company share option plan approved by the Inland Revenue under Schedule 4 to the Act by reason of the Eligible Individual’s employment with any Group Company; and
(b)	the Market Value of the Shares subject to the Relevant Option shall be their Market Value at the date on which the Relevant Option in question was granted.

5. Plan limits
5.1	At any time, the aggregate Market Value of Shares subject to (i) all unexercised EMI Options; and (ii) all other unexercised qualifying options within the meaning given in paragraph 1 of Schedule 5, shall not exceed £3 million (or such other amount as may from time to time be specified in paragraph 7 of Schedule 5).

5.2	For the purposes of Rule 5.1 above, the Market Value of the Shares subject to an EMI Option or other qualifying option shall be their Market Value at the date on which the relevant EMI Option or other qualifying option was granted.
6. Rights of Exercise and Lapse of Options
Time for exercise
6.1	An Option may not be exercised before whichever is the later of:
6.1.1	the date on which it Vests; and

6.1.2	the date on which any condition specified in the Agreement pursuant to Rule 3.5 (as amended or relaxed or waived pursuant to Rule 3.6) has been satisfied but in any event may not be exercised later than the day before the tenth anniversary of the Date of Grant.
6.2	Save as provided in Rules 6.4 (Death), 6.5 (Disqualifying Events), 6.6 (injury, ill health or disability), 6.7.1 (other leavers) and 8 (Change in Control), an Option may be exercised by an Optionholder only while he is an Employee.
Cessation of employment — position during notice period
6.3	Save as provided in Rule 6.4 (Death), if the Optionholder gives or receives notice terminating his office or employment with a Group Company, then during any period of notice the Optionholder may not exercise his Option. After the expiry of any such period of notice the provisions of Rules 6.6 (injury, ill health or disability) and 6.7 (other leavers) shall apply as the case may be.
Death of the Optionholder
6.4	Subject to Rule 6.1.2, if an Optionholder ceases to hold any office or employment with a Group Company by reason of his death, or dies before the expiry of the periods allowed by Rules 6.6 (injury, ill health or disability) and 6.7.1 (other leavers) (if any), an Option may be exercised by the Personal Representatives of an Optionholder:
6.4.1	to the extent that the Option has Vested at the date of death; and

6.4.2	in the event that the Vesting of the Option is staggered in accordance with a Vesting Schedule attached to the Option Agreement, to the extent of a pro rata portion of any additional part of the Option which would have Vested had the Option holder not died prior to the end of the Vesting period which next ends following the date of death. The proration shall be based upon the number of days of such accrual period prior to the Optionholder’s death during the period of one year from and including the date of death of the Optionholder and if not then exercised shall lapse and cease to be exercisable at the end of that period of one year.
Disqualifying Events
6.5	If and to the extent that the Board of Directors so determines, an Option shall, to the extent not already Vested, immediately Vest in full on the occurrence of a Disqualifying Event (other than a Disqualifying Event that occurs as a result of (i) the death of the Optionholder or the Optionholder otherwise ceasing to hold any office or employment with a Group Company; or (ii) any event as set out in Rule 8) and, subject to Rule 6.1.2, may be exercised within the period of 40 days from and including the date of the Disqualifying Event.
Cessation of employment — injury, ill heath or disability
6.6	Subject to Rule 6.1.2, if an Optionholder ceases to hold any office or employment with a Group Company on account of injury, ill-health or disability (evidenced to the satisfaction of the Board of Directors), the Option may be exercised by the Optionholder:
6.6.1	to the extent that the Option has Vested at the date of such cessation; and

6.6.2	in the event that Vesting of the Option is staggered in accordance with a Vesting Schedule attached to the Option Agreement, to the extent of a pro rata portion of any additional part of the Option which would have Vested had the Optionholder not ceased to be employed prior to the end of the vesting period which next ends following the date of cessation of employment within the period of 40 days after such event and if not then exercised shall lapse and cease to be exercisable at the end of that period of 40 days.
Cessation of Employment — Leaving for other reasons
6.7.1	Subject to Rule 6.1.2, if the Optionholder ceases to hold any office or be employed by a Group Company for any reason other than those set out in Rules 6.4 (Death), 6.6 (injury, ill health or disability) or 6.7.2 (resignation or “cause”) the Optionholder may exercise the Option to the extent it has Vested at the date of such cessation within 40 days from and including the date on which the Optionholder ceases to hold office or be employed by a Group Company.
Cessation of Employment — Leaving by reason of resignation or “cause”
6.7.2	If the Optionholder ceases to hold any office or be employed by a Group Company by reason of being dismissed for “Cause” (as defined below), the right to exercise any Option (whether or not Vested) shall terminate immediately and the Optionholder shall have no entitlement under the Plan and shall hold the Group harmless in respect thereof. “Cause” shall include (and is not limited to) the commission of an act of embezzlement, fraud or dishonesty with respect to any Group Company, insubordination, the deliberate disregard of the rules or policies of any Group Company which results in material loss, damage or injury to any Group Company, whether directly or indirectly, substantial malfeasance or non-feasance of duty, unauthorised disclosure of any trade secret or confidential information, the breach by the Optionholder of any agreement with any Group Company, including without limitation any noncompetition agreement, and conduct substantially prejudicial to the business of any Group Company. The determination of the Board of Directors as to the existence of “Cause” will be conclusive on the Optionholder and the Company.
Lapse of the Option
6.8	An Option shall lapse (whether or not Vested) on the occurrence of the earliest of the following:
(a)	the day before the tenth anniversary of the Date of Grant;

(b)	the expiry of the period (if any) allowed for the satisfaction of any condition pursuant to Rule 3.5 and set out in the Option Agreement without such condition having been satisfied or the date on which it becomes apparent to the Board of Directors in their absolute discretion that any such condition has become incapable of being satisfied;

(c)	the expiry of the applicable periods specified in Rules 6.4 (Death), 6.6 (injury, ill heath or disability) and 6.7.1 (other leavers) (except that if an Optionholder dies while time is running under Rule 6.6 or 6.7.1, the Option shall not lapse until the expiry of the period in Rule 6.4);

(d)	Unless and to the extent the Board of Directors decide otherwise the expiry of the period specified in Rule 6.5 (Disqualifying Event);

(e)	the expiry of the applicable periods specified in Rules 8 (Change in Control);

(f)	the date of the dissolution or liquidation of the Company; and

(g)	the date on which the Optionholder is declared bankrupt or otherwise unable to pay their debts by any competent jurisdiction or does or omits to do anything as a result of which he is deprived of the legal or beneficial ownership of the Option.
Miscellaneous Provisions
6.9.1	For the purposes of this Rule 6, the Optionholder ceases to hold office or employment with a Group Company on the date that the Optionholder no longer holds any office or employment with the Company or any Subsidiary.

6.9.2	A female Optionholder who is absent from her office or employment because of her pregnancy and who is entitled by contract or by virtue of Chapter I of Part VII of the Employment Rights Act 1996 to return to work, shall be deemed for the purposes of these Rules not to have ceased to hold office or be employed by any Group Company until such time as the female Optionholder is no longer entitled to return to work.

6.9.3	An Optionholder who is absent from their office or employment because of any entitlement either by contract or by virtue of Chapter II of Part VIII of the Employment Rights Act 1996 to return to work shall be deemed for the purposes of these Rules not to have ceased to hold office or be employed by any Group Company until such time as the Optionholder is no longer entitled to return to work.

6.9.4	Notwithstanding anything herein to the contrary, if subsequent to an Optionholder’s termination of employment or termination of director status, but prior to the exercise of an Option, the Board of Directors determines that, either prior to or subsequent to the Optionholder’s termination, the Optionholder engaged in conduct which would constitute “cause”, then such Optionholder shall forthwith cease to have any right to exercise any Option.

6.9.5	In their absolute discretion the Board of Directors may extend any period of 40 days referred to above (but not so as to exceed the day before the tenth anniversary of Date of Grant).

6.9.6	No fractional Shares shall be issued under this Plan. Any fractional Share with respect of an instalment of an Option that cannot be exercised because of the limitation contained in the preceding sentence shall remain subject to such Option and shall be available for later exercise by the Optionholder in accordance with the terms hereof.
7. Method of Exercise of Vested Options
7.1	A Vested Option shall be exercisable in whole or in part and by notice in writing (in the form prescribed by the Company from time to time) given by the Optionholder (or his Personal Representatives as the case may be) to the Company. Unless and to the extent the Board of Directors decide otherwise, the notice of exercise of the Option shall be accompanied by a remittance in cleared funds for the aggregate of the Exercise Prices payable.

7.2	Subject to Rules 7.3, 7.4, 7.5 and 7.9, the Company shall then reasonably promptly deliver the Shares in respect of which the Option has been validly exercised and shall issue a definitive certificate or such other acknowledgement of shareholding as is from time to time permitted in respect of the Shares, unless the Board of Directors consider that such allotment would not be lawful in the relevant jurisdiction. In determining what constitutes “reasonably promptly”, it is expressly understood that the issuance of the Shares may be delayed by the Company in order to comply with any law or regulation (including, without limitation state securities or “Blue Sky” laws) which requires the Company to take any action in respect of the Shares prior to their issuance.

7.3	An Option may be granted subject to the condition that the Optionholder shall meet the Company’s, or the Employer Company’s (if not the Company), Secondary Class 1 National Insurance Contributions due on the exercise, cancellation or release of the Option. For this purpose, the Optionholder may be required, if requested by the Company, or the Employer Company (if not the Company), at any time before the exercise, cancellation or release of the Option, to enter into an election to transfer liability for such Secondary Class I National Insurance Contributions in a form approved by the Inland Revenue and acceptable to the Company and the Employer Company (if not the Company) and to enter into such arrangements as may be approved by the Inland Revenue in order to secure that the payment of such liabilities is made on a timely basis.
7.4	If any Group Company is liable to account for tax or social security contributions (in any jurisdiction) for which an Optionholder is liable by virtue of the exercise of the Option, that or any other Group Company may:
(a)	withhold the appropriate amount of tax or social security from the Optionholder’s remuneration; or

(b)	make such other arrangements as it considers necessary (including the sale of Shares on behalf of the Optionholder) to finance the amounts in (a) above, unless the Optionholder discharges the liability himself at the date of exercise of the Option.
7.5	The exercise of an Option shall be conditional on the Optionholder agreeing, for a period of at least 180 days following the effective date of the Company’s initial or any other distribution of securities in an underwritten public offering to the general public pursuant to a registration statement filed with the U.S. Securities and Exchange Commission (such initial distribution referred to as the “Initial Public Offering” and any other such distribution referred to as a “Public Offering”), directly or indirectly, sell, pledge, hypothecate, transfer, offer to sell or otherwise dispose of the Company’s securities other than any securities which are included in such Initial Public Offering or a Public Offering. If the managing underwriter of any Initial Public Offering or a Public Offering determines that a shorter time period is appropriate, the aforementioned 180 day period may be shortened consistent with the requirements of such managing underwriter. If the managing underwriter of any Initial Public Offering or a Public Offering determines that a longer time period is appropriate and the officers and directors of the Company are subject to such longer time period, the aforementioned 180 day period may be lengthened consistent with the requirements of such managing underwriter.
7.6	Shares delivered under this Plan shall rank pari passu in all respects with the Shares of the same class for the time being in issue save as regards any rights attaching to such Shares by reference to a record date prior to the date of allotment and in the case of a transfer of existing Shares the transferee shall not acquire any rights attaching to such Shares by reference to a record date prior to the date of such transfer.
7.7	The exercise of any Option (in whole or in part) shall not be permitted at a time when (if then applicable) such exercise would be in breach of any applicable laws, codes or regulations relating to the acquisition of securities, including the internal code of the Company.
7.8	Unless the Board of Directors determines otherwise in writing prior to the date of exercise of the Option, the exercise of the Option shall be conditional on the Optionholder and the Employing Company entering into a tax election to fully disapply the provisions of Chapter 2 of Part 7 ITEPA 2003 of the Act under the terms of Section 431 of the Act in respect of restricted securities in such form as agreed in advance with the Inland Revenue.
7.9	Unless the offering and sale of the shares to be issued upon the particular exercise of the Option shall have been effectively registered under the U.S. Securities Act of 1933, as now in force or hereafter amended (the “1933 Act”), the Company shall be under no obligation to issue the Shares covered by such exercise unless and until the following conditions have been fulfilled:
7.9.1	the Optionholder (or his Personal Representatives if relevant) who exercises the Option shall warrant to the Company, prior to the receipt of such Shares, that he is acquiring such Shares for their own respective accounts, for investment, and not with a view to, or for sale in connection with, the distribution of any such Shares, in which event the person(s) acquiring such Shares shall be bound by the provisions of the following legend which shall be endorsed upon the certificate(s) evidencing their Shares issued pursuant to such exercise, together with any other appropriate legend as the Company may designate from time to time: “The shares represented by this certificate have been taken for investment and they may not be sold or otherwise transferred by any person, including a pledgee, unless (1) either (a) a Registration Statement with respect to such shares shall be effective under the Securities Act 1933, as amended, or (b) the Company shall have received an opinion of counsel satisfactory to it that an exemption from regulations under such Act is then available, and (2) there should have been compliance with all applicable state securities laws.”

7.9.2	At the discretion of the Board of Directors, the Company shall have received an opinion of its counsel that the Shares may be issued upon such particular exercise in compliance with the 1933 Act without registration thereunder.
8. Change in Control of the Company
8.1	For the purposes of this Rule 8, “Change in Control” means either of the following transactions:
8.1.1	a merger or consolidation of the Company into or with any other person or persons who are not affiliates of the Company following which more than 50% of the voting power of the surviving entity is held, directly or indirectly, by persons who were not stockholders of the Company or affiliates thereof prior to the consummation of such transaction, or

8.1.2	a single transaction or a series of transactions pursuant to which a person or persons who are not affiliates of the Company prior to such transaction or transactions acquire either of the following: (i) capital stock of the Company possessing the voting power to elect a majority of the Company’s Board of Directors (whether by merger, consolidation or sale or transfer of the Company’s capital stock), except that any acquisition of securities directly from the Company shall be disregarded for purposes of this clause (i); or (ii) all or substantially all of the Company’s assets determined on a consolidated basis.
8.2	In the event a Change in Control Event that is not a Private Transaction (as defined below) occurs prior to the first anniversary of the date upon which vesting begins (the “Vesting Commencement Date”) while an Optionholder is employed with the Company or any Group Company, then the number of Shares subject to such Optionholder’s Option equal to the product of (x) the number of full months that such Optionholder has been employed by a Group Company divided by forty-eight, and (y) the total number of Shares subject to such Optionholder’s Option shall, immediately prior to the closing of the Change in Control Event, become vested. If, pursuant to Rule 10.2 of the Plan, the Company or the Successor Board makes appropriate provisions for the continuation of outstanding options issued by the Company, then an Optionholder’s remaining unvested Options will continue to vest after the closing of the Change in Control Event at the same rate and on the same vesting dates as set forth above in Appendix 2 of such Optionholder’s Option Agreement, provided that such Optionholder continuously maintains employment with a Group Company or a successor through the applicable vesting dates.
8.3	In the event (1) a Change in Control Event that is not a Private Transaction occurs on or after the first anniversary of the Vesting Commencement Date while an Optionholder is employed with a Group Company and (2) such Optionholder is terminated on or prior to the six month anniversary date of the consummation of the Change in Control Event either by (x) such Optionholder for Good Reason (as defined below) or (y) a Group Company (or the entity surviving the Change in Control Event if, pursuant to Rule 10.2 of the Plan, the Company or the Successor Board makes appropriate provisions for the continuation of outstanding options issued by the Company prior to the Change in Control Event) for reason(s) other than Cause (as defined in Rule 6.7.2) and (3) such Optionholder has Options to purchase Shares still subject to vesting, then one-half of the then number of unvested Shares subject to such Option shall, immediately upon such termination, become vested and the Company repurchase provisions of Rule 10.5 applicable to the Shares issued upon exercise of such accelerated Options shall lapse.
8.4	Definitions

“Private Transaction” means any Change in Control Event where the consideration received or retained by the holders of the then outstanding capital stock of the Company does not consist of (i) cash or cash equivalent consideration, (ii) securities which are registered under the 1933 Act and/or (iii) securities for which the Company or any other issuer thereof has agreed, including pursuant to a demand, to file a registration statement within ninety (90) days of completion of the transaction for resale to the public pursuant to the Act.

“Good Reason” means any one or more of the following: (i) any material diminution in the Optionholder’s functions, duties, or responsibilities as an Employee from and after a Change in Control Event, (ii) any material reduction in the cash compensation payable to the Optionholder as an Employee from and after a Change in Control Event, other than as part of a salary reduction program among multiple employees, or (iii) a change of more than 50 miles in the Optionholder’s permanent workplace as an Employee without the Optionholder’s consent.
9. Dissolution or Liquidation of the Company
Upon the dissolution or liquidation of the Company, all Options which as of such date have not been exercised shall lapse and cease to be exercisable.

10. Variation of Share Capital, Adjustments, Drag Along, Repurchase Rights, Right of First Refusal
10.1	In the event of any capitalisation, rights issue, consolidation, subdivision, reduction or other variation of the share capital of the Company:
(a)	the number of Shares comprised in an Option;

(b)	the Exercise Price in respect of such Shares; and

(c)	where an Option has been exercised pursuant to the provisions of these Rules but no Shares have been delivered in satisfaction of such exercise,the number of Shares to be so allotted or transferred and the Exercise Price in respect of such Shares, may be varied in such manner as the Board of Directors shall determine.
10.2	Adjustments. If the Company is to be consolidated with or acquired by another person or entity in a merger or similar event, or if all or substantially all of the Company’s assets or stock are sold or leased to a third party (an “Acquisition”), the Board of Directors or the board of directors of any entity surviving the Acquisition or purchasing the Company’s assets or stock in such Acquisition (the “Successor Board”) shall, with respect to outstanding Options or Shares acquired upon exercise of any Option, take one or more of the following actions: (i) make appropriate provision for the continuation of such Options by substituting on an equitable basis (as reasonably determined by the Board of Directors or Successor Board) for each Share then subject to such Options, the consideration payable to the holders of outstanding Shares in connection with the Acquisition, for each Share outstanding prior to such Acquisition; (ii) accelerate the date of exercise of such Options or of any installment of any such Options; (iii) upon written notice to the Optionholders, provide that all Options must be exercised, to the extent then exercisable, within a specified number of days of the date of such notice, at the end of which period the Options shall terminate; (iv) terminate all vested Options in exchange for a cash payment equal to the excess of the fair market value (as reasonably determined by the Board of Directors or Successor Board) of the Shares subject to such Options (to the extent then exercisable) over the exercise price thereof; or (v) in the event of a stock sale, require that the Optionholders sell to the purchaser to whom such stock sale is to be made, all Shares previously issued to such Optionholders upon exercise of any Option, at a price equal to the portion of the net consideration from such sale which is attributable to such Shares (as reasonably determined by the Board of Directors or the Successor Board).
10.3	The Board of Directors may take such steps as they consider necessary to notify Optionholders of any adjustment made under Rules 10.1 and 10.2 and to call in, cancel, endorse, issue or re-issue any Option Agreement consequent upon such adjustment.

10.4	Drag along
10.4.1	Exercise of Right. If one or more persons who own in the aggregate 51% or more of the then outstanding Shares (including Shares issuable upon conversion of outstanding preferred stock) of the Company (the “Majority Holders”) shall obtain from an offeror (the “Majority Offeror”) a bona fide arms’ length offer for a Change in Control Event, the Majority Holders shall have the right to require, by written notice (the “Drag Along Notice”), to any person who holds Shares pursuant to an Option under this

Plan (the “Notice Recipient”) to cause all of the Shares acquired under such Option to be transferred to the Majority Offeror, at the same per share purchase price (determined on an as-converted basis for preferred stock but giving effect, however, to any liquidation preferences to which holders of such preferred stock may be entitled) and payable in the same form of consideration as is being paid in respect of the Shares being sold by the Majority Holders. If the sale to the Majority Offeror has not occurred within 180 days following the date of the Drag Along Notice, the Notice Recipient shall be released from the Optionholder’s obligation under the Drag Along Notice, and it shall be necessary for a new and separate Drag Along Notice to be furnished and the terms and provisions of this Rule 10.4 to be separately complied with in order to consummate such a sale pursuant to this Rule 10.4, unless the failure to complete such sale resulted from any failure by the Notice Recipient. Each Notice Recipient shall take or cause to be taken all such actions as may be reasonably requested in order to consummate a sale pursuant to this Rule 10.4 expeditiously.

10.4.2	Voting Proxies. Each Notice Recipient further agrees to vote, or grant proxies to vote, all of such Notice Recipient’s Shares held by such Notice Recipient as a result of an Option issued pursuant to this Plan in favour of any Change in Control Event that is approved by the Majority Holders, provided that the price per share and form of consideration paid in respect of the Shares held by such Notice Recipient as a result of an Option issued pursuant to this Plan is the same as is paid with respect to other holders of

Shares (determined on an as-converted basis for preferred stock but giving effect, however, to any liquidation preferences to which holders of such preferred stock may be entitled).

10.4.3	Adjustments for Changes in Capital Structure. If there shall be any change in the Shares through merger, consolidation, reorganisation, recapitalisation, stock dividend, split-up, combination or exchange of shares, or the like, the provisions contained in this Rule 10.4 shall apply with equal force to additional and/or substitute securities, if any, received by an Optionholder in exchange for, or by virtue of such Optionholder’s ownership of, Shares issued pursuant to an Option under this Plan.

10.4.4	Failure to Deliver Shares. If a Notice Recipient fails or refuses to deliver on a timely basis duly endorsed certificates representing Shares to be sold pursuant to this Rule 10.4, the Majority Offeror shall have the right to deposit the purchase price for such Shares in a special account with any bank or trust company in the Commonwealth of Massachusetts, United States, giving notice of such deposit to such Notice Recipient, whereupon such Shares shall be deemed to have been purchased by the Majority Offeror and such purchase shall be duly noted upon the books and records of the Company and all of such Notice Recipient’s rights in and to such Shares shall be terminated. All such monies shall be held by the bank or trust company for the benefit of such Notice Recipient. All monies deposited with the bank or trust company but remaining unclaimed for two (2) years after the date of deposit shall be repaid by the bank or trust company to the Company on demand, and such Notice Recipient shall thereafter look only to the Company for payment.
10.4.5	Expiration of Drag Along Right. The drag along right set forth above shall remain in effect until the effective date of the Company’s Initial Public Offering (as defined in Rule 7.5).
10.5	Company’s Right of Repurchase
10.5.1	Exercise of Right. Upon the termination of an Optionholder’s employment with a Group Company, at any time during the one hundred eighty (180) day period after the later of the effective date of such termination and the date that a Group Company receives notice of such termination (the “Repurchase Period”), the Company shall have the option, but not the obligation, to repurchase all or any of the Shares acquired by the Optionholder upon exercise of Options issued pursuant to this Plan, from such Optionholder, or such Optionholder’s legal representatives, successors, assigns or transferees, as the case may be (the “Repurchase Option”). The Repurchase Option shall be exercised by the Company by giving such Optionholder, or such Optionholder’s legal representative, written notice of its intention to exercise the Repurchase Option and the effective date of such repurchase, which shall not be after the expiration of the Repurchase Period (the “Exercise Notice”). If a determination of an action which would constitute Cause is made by the Board pursuant to Rule 6.7.2, regardless of whether such Optionholder was terminated for such Cause, then the price to be paid for the Shares by the Company under the Repurchase Option shall be the option price of the

Shares paid by such Optionholder. If there is no determination of an action which would constitute Cause, then such price shall be the greater of (i) the option price of the Shares paid by such Optionholder and (ii) the Market Value of the Shares on the date of the Exercise Notice. The applicable price shall be paid by the Company to such Optionholder, or such Optionholder’s legal representative, in four (4) equal semiannual instalments with the first such instalment due six (6) months from the effective date of exercise of the Repurchase Option. The Company may, in exercising the Repurchase Option, designate one or more nominees to purchase the Shares either within or without the Company. No later than the effective date set forth in the Exercise Notice, such Optionholder, or such Optionholder’s legal representative, shall deliver to the Company the stock certificate or certificates representing the Shares being repurchased, duly endorsed and free and clear of any and all liens, charges and encumbrances.
10.5.2	If Shares are not purchased under the Repurchase Option, such Optionholder and such Optionholder’s successor in interest, if any, will hold any such Shares issued pursuant to Options under this Plan in such Optionholder’s possession subject to all of the provisions of this Plan and the applicable Option Agreement.

10.5.3	Failure to Deliver Shares. If such Optionholder fails or refuses to deliver on a timely basis duly endorsed certificates representing the Shares to be repurchased by the Company or its nominee(s) pursuant to this Rule 10.5, the Company or its nominee(s) shall have the right to deposit the purchase price for such Shares in a special account with any bank or trust company in the Commonwealth of Massachusetts, United States, giving notice of such deposit to such Optionholder, whereupon such Shares shall be deemed to have been purchased by the Company or its nominee(s) and such purchase shall be duly noted upon the books and records of the Company and all of such Optionholder’s rights in and to such Shares shall be terminated. All such monies shall be held by the bank or trust company for the benefit of such Optionholder. All monies deposited with the bank or trust company but remaining unclaimed for two (2) years after the date of deposit shall be repaid by the bank or trust company to the Company on demand, and such Optionholder shall thereafter look only to the Company for payment; provided further that the Company or its nominee(s) shall have and may exercise any and all other rights under law with respect to recovery by the Company of such Shares or any proceeds thereof. The Company shall have the right to recover all costs and expenses suffered by the Company arising from such Optionholder’s failure to deliver such Shares under this Rule 10.5, including reasonable legal counsel fees and costs, and other expenses.
10.6	Restriction on Transfer of Shares, Right of First Refusal
10.6.1	An Optionholder may not sell, assign, transfer or otherwise dispose of any Shares issued pursuant to an Option under this Plan at any time prior to the effective date of an Initial Public Offering, except:
(a)	with the prior written consent of and subject to such conditions as may be imposed by the Board of Directors;

(b)	pursuant to Rule 10.6.2 (Right of First Refusal);

(c)	pursuant to Rules 10.4 (Drag Along) or 10.5 (Right of Repurchase); or

(d)	by will or by the laws of descent and distribution, but only if the transferee of such Shares agrees in writing to assume the obligations of and be bound by the terms and conditions of this Plan.
Company Right of First Refusal
10.6.2	If an Optionholder proposes to sell, transfer or otherwise dispose of any Shares issued pursuant to an Option under this Plan, or of any interest in such Shares, now or hereafter owned by such Optionholder, to any person, whether voluntarily or by operation of law, other than pursuant to Rules 10.6.1(a), (c) or (d), such Optionholder shall first provide written notice (the “Offer Notice”) to the Company, which notice must specify: (A) the name and address of the party to which such Optionholder proposes to sell, transfer or otherwise dispose of such Shares or an interest in the Shares (the “Offeror”), (B) the number of such Shares such Optionholder proposes to sell, transfer or otherwise dispose of (the “Offered Shares”), (C) the consideration per share which such Optionholder is seeking for the proposed sale, transfer or disposition, and (D) all other material terms and conditions of the proposed transaction, all of which must be bona fide. The Company shall have the option to purchase all or any part of the Offered Shares for the consideration per share and on the terms and conditions specified in the Offer Notice (the “Company Option”). If the

Company wishes to exercise such option, it must do so by giving written notice thereof to such Optionholder no later than 20 days after the Offer Notice is given to the Company (the “Option Period”). The closing of such purchase shall take place at the offices of the Company on the date five business days after the expiration of the Option Period. Notwithstanding the foregoing, if there is any dispute with respect to the Fair Market Value of non-cash consideration, as defined in Rule 10.6.4, and the provisions of the following Rule 10.6.4 are invoked, the closing shall take place, as applicable, five business days after the determination of Fair Market Value in accordance with Rule 10.6.4.
10.6.3	To the extent the Company does not fully exercise the Company Option within the Option Period, then such Optionholder may consummate the sale of the Offered Shares not purchased by the Company (such Shares are the “Remaining Shares”) in accordance with all material terms and conditions of the proposed transaction set forth in the Offer Notice, at any time on or prior to 60 days after the expiration of the Option Period. If such Optionholder is unable to so consummate such sale of the Remaining Shares within such 60 day period, the Remaining Shares may not be sold by such Optionholder (other than in accordance with Rules 10.6.1 (a), (c) or (d)) without the giving of a new Offer Notice and the compliance by such Optionholder with all the conditions and procedures in the Rules 10.6.2 through 10.6.5 with respect to such proposed sale.
10.6.4	To the extent that the consideration per share proposed by the Offeror for the Offered Shares consists of property other than cash or a promissory note, the consideration required to be paid by the Company in exercising the Company Option may consist of cash per share equal to the Fair Market Value of such property. For the purposes of this Section 10.6, the “Fair Market Value” of such property shall be determined by agreement of the Optionholder and the Company (the “Transaction Parties”) within 20 days after the termination of the Option Period, or, failing such agreement, the Fair Market Value shall be determined by appraisal as follows:
(a)	if the Transaction Parties agree upon an appraiser within such 20 day period, then such appraiser’s appraisal shall govern; or

(b)	failing an agreement pursuant to the foregoing clause (a), then, within 15 days after the lapse of such 20-day period, each of the Transaction Parties, by notice to the other, shall appoint one appraiser who shall be experienced in the appraisal of the type of property to be appraised, and then the two appraisers shall select a third appraiser whose appraisal shall govern; or

(c)	if either Transaction Party fails to appoint an appraiser as provided in the foregoing clause (b), then the appraisal by the appraiser appointed by the Transaction Party which does appoint an appraiser shall govern.
All appraisal reports shall be rendered in writing and shall be signed by the governing appraiser, and the Transaction Parties shall use reasonable efforts to cause such appraiser to render its appraisal report within 20 days after the date of its appointment. The costs of the appraisal shall be shared equally between the Transaction Parties.
10.6.5	Unless otherwise agreed to in writing by the Company, after any sale, assignment, transfer or disposition of Shares hereunder, such Shares and the transferee thereof shall continue to be subject to the Rules hereof with respect to such Shares to the same extent as the applicable Optionholder would have been in the absence of such sale, assignment, transfer or disposition. In addition, the Company may require, as a condition to effectuating any such sale, assignment, transfer or disposition of Shares, that such transferee agree in writing, in form acceptable to the Company, that such Shares shall continue to be subject to the Rules hereof.
11. Administration
11.1	The Board of Directors shall have power from time to time to make and vary such regulations (not being inconsistent with this Plan) for the implementation and administration of this Plan and/or the Option Agreement as they think fit.

11.2	The decision of the Board of Directors shall be final and binding in all matters relating to this Plan.

11.3	The costs of establishing and administering this Plan shall be borne by the Company.

11.4	The Company may, but shall not be obliged to, provide Employees or Optionholders with copies of any notices, circulars or other documents sent to shareholders of the Company.

11.5	Within 92 days (or such longer period as may from time to time be permitted by Schedule 5) of granting an EMI Option under this Plan, notice shall be given to the Inland Revenue by the Employer Company which shall contain:
(a)	information required by the Inland Revenue pursuant to Paragraph 44 of Schedule 5;

(b)	a declaration from a director or the Company Secretary of the Employer Company, that in his opinion the requirements of Schedule 5 have been met in relation to an EMI Option under this Plan and that to the best of his knowledge, the information provided is correct and complete; and

(c)	a declaration from the Optionholder to whom the EMI Option is granted that he meets the Committed Time requirement.
12. Amendments
12.1	Notwithstanding Rule 12.2, if the Inland Revenue raise a notice of enquiry pursuant to Paragraph 46 of Schedule 5 and conclude that the requirements of Schedule 5 have not been met in relation to this Plan and/or the Option Agreement (as the case may be) the Board of Directors may alter the Rules of this Plan as may be necessary to ensure that the requirements of Schedule 5 have been met.

12.2	The Board of Directors may alter or add to all or any of the provisions of this Plan and/or Option Agreement and the terms of any Options as they consider necessary or desirable in order to:
(a)	make the administration of this Plan more effective or easier;

(b)	comply with or take account of the provisions of any proposed or existing legislation;

(c)	obtain or maintain favourable tax or regulatory treatment for the Company or any Group Company or any Optionholder,
without the need for the consent of Optionholders provided that such amendments or additions do not affect the basic principles of this Plan and/or Option Agreements.

12.3	Written notice of any amendment to this Plan shall be given to all Optionholders affected thereby.
13. General
13.1	The Company will at all times keep available sufficient authorised and unissued Shares, or shall ensure that sufficient Shares will be available, to satisfy the exercise to the full extent still possible of all Options not lapsed pursuant to the provisions of these Rules, taking account of any other obligations of the Company to issue Shares.

13.2	Notwithstanding any other provision of this Plan:
13.2.1	this Plan shall not form part of any contract of employment between any Group Company and any employee of any such company and the rights and obligations of any individual under the terms of his office or employment with any Group Company shall not be affected by his participation in this Plan or any right which he may have to participate in it and this Plan shall afford such an individual no additional rights to compensation or damages in consequence of the termination of such office or employment for any reason whatsoever, including if such termination of employment was lawful or unlawful;

13.2.2	no Optionholder shall be entitled to any compensation or damages for any loss or potential loss which he may suffer by reason of being unable to exercise an Option in consequence of the loss or termination of his office or employment with any Group Company for any reason whatsoever including if such termination of employment was lawful or unlawful;

13.2.3	this Plan shall not confer on any person any legal or equitable rights (other than those constituting the Options themselves) against any Group Company directly or indirectly, or give rise to any cause of action at law or in equity against any Group Company.
13.3	Save as otherwise provided in this Plan any notice or communication to be given by the Company to any Eligible Individual or Optionholder may be personally delivered or sent by fax or by ordinary post to his last known address. Where a notice or communication is sent by post it shall be deemed to have been received 48 hours after the same was put into the post properly addressed and stamped and where a notice or communication is sent by fax it shall be deemed to have been received at the time when it was sent. Share certificates and other communications sent by post will be sent at the risk of the Eligible Individual or Optionholder concerned and the Company shall have no liability whatsoever to any such person in respect of any notification, document, share certificate or other communication so given, sent or made.

13.4	Any notice to be given to the Company shall be delivered or sent by either post or fax to the Company at its registered office and shall be effective upon receipt.

13.5	This Plan and all Options granted under it shall be governed by and construed in accordance with the law of England and Wales.